CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm as “Independent Registered Public Accounting Firm” in this Registration Statement under the Securities Act of 1933 (Form N-1A) of TrimTabs Donoghue Forlines Risk Managed Innovation ETF and TrimTabs Donoghue Forlines Tactical High Yield ETF, each a series of shares of beneficial interest in TrimTabs ETF Trust, filed with the Securities and Exchange Commission.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
November 12, 2020